Exhibit 10.14

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

LICENCE AGREEMENT

between

LONZA SALES AG

and

UPSTREAM BIO, INC.

APPENDIX

1	CDACF Base Powders
2	CDACF Supplements, Media and Feeds
3	CDACF System Know-How
4	Vectors

THIS AGREEMENT is made the 21 day of October 2021

BETWEEN

LONZA SALES AG incorporated and registered in Switzerland whose registered office is at Muenchensteinerstrasse 38, CH-4002, Basel, Switzerland (hereinafter referred to as “Lonza”),

and

UPSTREAM BIO INC. incorporated and registered in Delaware, USA whose registered office is at Care of: Maruho Hatsujyo Innovations, 175 Washington Street, Norwell, MA 02061 USA (hereinafter referred to as “Licensee”)

The Licensee and Lonza shall jointly be referred to as the “Parties” and individually as the “Party”.

WHEREAS

A	Lonza is the proprietor of the System and the CDACF System and has the right to grant certain Intellectual Property Rights in relation thereto (all as defined below);

B.

The Licensee has entered into an agreement with Astellas Pharma Inc., of 2-5-1, Nihonbashi-Honcho, Chuo-Ku, Tokyo 103-8411, Japan (“Astellas”), pursuant to which Licensee has been assigned all rights in respect of Product (as hereinafter defined);

C.

The Licensee wishes to take a licence under Intellectual Property Rights of which Lonza is the proprietor in order to use the System and/or CDACF System (together with the Transfected Cell Line) to commercially exploit the Product on the terms set out in this Agreement.

NOW THEREFORE the Parties hereby agree as follows:

1.	Definitions and Interpretation

1.1	In this Agreement the following words and phrases shall have the following meanings:

1.1.1

“Affiliate” means any company, corporation, limited liability company, partnership or other entity which directly or indirectly controls, is controlled by or is under common control, directly or indirectly, with the relevant Party to this Agreement. “Control” means the ownership of more than fifty percent (50%) of the issued share capital of the entity in question or the legal power to direct or cause the direction of the general management and policies of the entity in question. Such entity shall be deemed an Affiliate only so long as it satisfies the foregoing definition.

1.1.2	“CDACF Base Powders” means the applicable version of the powders set out in Appendix 1.

1.1.3	“CDACF Feeds” means the applicable version of the concentrated nutrient solutions used in order to maintain the growth and productivity of mammalian cells, as more fully set out in Appendix 2.

1.1.4

“CDACF System Know-How” means any Know-How specifically relating to the applicable version of the CDACF Base Powders, CDACF Feeds, CDACF Media or the CDACF Supplements used either in combination or individually, as set out in Appendix 3.

1.1.5	“CDACF Media” means the applicable version of the solutions of nutrients used in mammalian cell culture, as more fully set out in Appendix 2.

1.1.6	“CDACF Supplements” means the applicable version of the supplement solutions, as more fully set out in Appendix 2.

1.1.7	“CDACF System” means the applicable version of the CDACF Base Powders, CDACF Feeds, CDACF Media, CDACF System Know-How and the CDACF Supplements used either in combination or individually.

1.1.8	“Cell Line(s)” means Lonza’s [***] cell line.

1.1.9

“Confidential Information” means any Know-How and confidential information (in any format and on any media) disclosed by one Party to the other in connection with this Agreement including for the avoidance of doubt the terms of this Agreement itself. In the case of Lonza, Confidential Information shall mean all information relating to the System and/or CDACF System and any other materials, specifications or information which is provided and/or disclosed by Lonza, its Affiliates and their respective officers, employees, agents and advisors to the Licensee and its officers, employees, agents and advisors, whether directly or indirectly, including, without limitation, all agreements, research databases, trade secrets, Intellectual Property Rights, business and/ or commercial and/ or financial data, specifications, technical designs, documents and drawings which are related to the System, the CDACF System and/or Lonza’s business. [***]

1.1.10	“Effective Date” means the date first above written.

1.1.11

“First Commercial Sale” means the date of the first sale or other disposal of Product for consideration by or on behalf of Licensee in that particular country following regulatory approval in such country.

1.1.12	“Initiation” means, with respect to any clinical trial, the first date that a human subject is dosed in such clinical trial.

1.1.13

“Intellectual Property Rights” means all rights, title and interests, vested and/or arising out of any industrial or intellectual property, whether protected at common law or under statute, which includes (without limitation) any rights and interests in patents, copyrights, designs, trademarks, service marks, trade- names, technology, business names, logos, commercial symbols, processes, developments, licenses, trade secrets, goodwill, drawings, computer software, formulae, technical information, research data, procedures, designs, Confidential Information and any other knowledge of any nature whatsoever throughout the world whether in existence today or which will come into existence in the future, and including all applications for patents, copyrights, trademarks, trade names, rights to apply and any amendments/modifications or renewals thereto; and all other intellectual property rights.

1.1.14

“Know-How” means any technical and other information, whether patented or unpatented, including, but without prejudice to the generality of the foregoing, ideas, concepts, trade secrets, know-how, inventions, discoveries, data, formulae, specifications, processes, procedures for experiments and tests and other protocols, results of experimentation and testing, fermentation and purification techniques and assay protocols.

1.1.15	“Licensed Know-How” means the System Know-How and CDACF System Know-How.

1.1.16	“Net Sale(s)” means all revenues recorded by or on behalf of Licensee or its Sublicensees for Product sold in the Territory. [***]

1.1.17

“Product” means A7266 (ASP-7266) of which Licensee is the proprietor and which (or a component of which) is obtained by the expression of any one gene or of any combination of genes by use of the System and/or CDACF System, or any formulation containing the same.

1.1.18	“Royalty Term” shall have the meaning ascribed to it in Clause 5.2.

1.1.19

“Strategic Partner” means a person or entity: (i) with whom Licensee has entered into a contractual relationship to collaborate in the performance of research and development, identify a therapeutic target, and/or commercialize a Product; and (ii) the Parties agree is to be designated a Strategic Partner under this Agreement in accordance with Clause 4.4.3. In no event may any entity whose role in the relationship is a contract manufacturer be deemed a Strategic Partner for the purposes of this Agreement, and such entity shall be deemed a Strategic Partner only so long as it satisfies the foregoing definition.

1.1.20	“Sublicensee” means any Strategic Partner or other Third Party to which Licensee grants a sublicence of the rights granted to Licensee pursuant to this Agreement.

1.1.21

“System” means Lonza’s glutamine synthetase gene expression system known as the GS System® consisting of the System Materials, and the System Know-How (whether used individually or in combination with each other) and including any part of such system that is embodied within or otherwise used to create the Transfected Cell Line(s). For the avoidance of doubt, any gene proprietary to Licensee inserted into the System for the purposes of producing Product does not form part of the System.

1.1.22

“System Know-How” means Know-How relating directly or indirectly to the System known to Lonza from time to time, of which Lonza is the proprietor (including, without limitation: (i) manuals of operating procedures for the System; (ii) regulatory information supplied in connection with the System; (iii) [***]; (iv) Know-How concerning the composition of the System; and (v) any such Know-How that is otherwise embodied within one or more component(s) of the System).

1.1.23	“System Materials” means the Cell Lines and Vectors.

1.1.24	“Territory” means worldwide.

1.1.25	“Third Party” means any individual or entity other than Lonza or Licensee.

1.1.26	“Transfected Cell Lines” means the Cell Line(s) transfected by or on behalf of Licensee and which expresses Product [***].

1.1.27	“Vectors” means Lonza’s [***] vectors set out in Appendix 4.

1.2	The headings of this Agreement are inserted only for convenience and shall not affect the construction hereof.

1.3	Where appropriate words denoting a singular number only shall include the plural and vice versa.

1.4	References to the recitals, clauses and appendix shall be deemed to be a reference to the recitals, clauses and appendix to this Agreement and shall form an integral part of this Agreement.

1.5	References to any statute or statutory provision include a reference to the statute or statutory provision as from time to time amended, extended or re-enacted.

1.6	Reference in this Agreement to Lonza shall, unless repugnant to the subject or context thereof, include its Affiliates, successors and assigns.

2.	Supply of System Know-How and CDACF System

2.1

Unless previously supplied by Lonza under a separate agreement, Lonza shall, if requested by Licensee in writing, supply further System Know-How as required by Licensee solely for regulatory purposes (and which shall, when permitted and at Lonza’s sole discretion, only be supplied directly to the regulatory agency by Lonza). Any such System Know-How provided hereunder (together with all other applicable components of the System previously received by Licensee) shall be used strictly in accordance with the terms of this Agreement.

2.2

In relation to the CDACF System, Lonza shall following signature of this Agreement: (a) provide Licensee with details of how to purchase the CDACF Base Powders and CDACF Supplements to enable Licensee to make CDACF Feeds and CDACF Media (to the extent applicable); and (b) if requested in writing by Licensee and required for use under this Agreement, supply Licensee with the CDACF Know-How.

2.3

Should any transportation of the System and/or CDACF System be arranged by Lonza on behalf of Licensee, such transportation shall be made at sole risk of the Licensee. The Licensee shall indemnify Lonza against all losses, expenses, demands, claims, actions, judgments, assessments, damages, liabilities, fines, penalties, costs and fees incurred by Lonza by reason of such transportation.

3.	Ownership of Property and Intellectual Property

3.1

Save for any Intellectual Property Rights licensed to Lonza, it is hereby acknowledged and agreed that, as between the Parties, any and all property and Intellectual Property Rights in the System and the CDACF System is vested in Lonza. Similarly, it is hereby acknowledged as between the Parties any and all Intellectual Property Rights in the Product and any gene proprietary to Licensee (or any of its licensors or sublicensees), inserted into the System, or used with the System and/or CDACF System, for the purpose of producing Product is vested in Licensee (or its applicable licensors and sublicensees) to the extent that this is severable from and does not utilise, disclose, infringe or reveal any Intellectual Property Rights of Lonza.

4.	Licences

Commercial Activities Licence

4.1

Lonza hereby grants to Licensee on the Effective Date a worldwide non-exclusive licence under the System, and CDACF System (with the right to sublicence, subject to Clause 4.2 below), to market, sell, offer for sale, use, distribute, import and export Product in the Territory (“Commercial Activities”).

4.2

Subject to the provisions of this Clause 4.2 and the terms and conditions of this Agreement, Licensee shall be entitled to grant a sublicence to the rights granted by Clause 4.1 (each a “Commercial Activities Sublicence”) to any one or more Third Parties for the purposes of any such Third Party undertaking Commercial Activities for or on behalf of Licensee (each a “Commercial Activities Sublicensee”) provided always:

4.2.1

Licensee shall ensure such Commercial Activities Sublicensee’s use of the Product is undertaken solely for undertaking Commercial Activities for or on behalf of Licensee (subject to Clause 4.2.4 below); and

4.2.2

The Commercial Activities Sublicensee shall not, by virtue of this Agreement, be granted any right or licence, either express or implied, to the System, and CDACF System other than for undertaking Commercial Activities for or on behalf of Licensee. Licensee agrees to ensure that such Commercial Activities Sublicensee shall not assign, transfer, further sublicense or otherwise make over the benefit or the burden of the rights granted to it pursuant to the Commercial Activities Sublicence [***]; and

4.2.3	Licensee shall notify Lonza in writing within a period of [***] of granting a Commercial Activities Sublicence under this Agreement; and

4.2.4	[***]

Manufacturing Activities Licence:

4.3

Lonza hereby grants to Licensee on the Effective Date a non-exclusive licence under the System, and CDACF System (with the right to sublicence, subject to Clause 4.4 below) to use, develop and manufacture Product at Licensee’s premises (with such nominated location to be notified to Lonza and approved by Lonza in writing once it is set up), or such other premises notified in writing by Licensee and approved by Lonza under the terms of this Agreement (“Manufacturing Activities”).

4.4

Subject to the provisions of this Clause 4.4 and the terms and conditions of this Agreement, Licensee shall be entitled to grant a sublicence to the rights granted by Clause 4.3 (each a “Manufacturing Sublicence”) to any one or more Third Parties for the purposes of any such Third Party undertaking Manufacturing Activities for or on behalf of Licensee (each a “Manufacturing Sublicensee”) provided always:

4.4.1

Licensee shall ensure such Manufacturing Sublicensee’s use of the System, the CDACF System and Lonza’s Intellectual Property Rights (subject always to Clause 4.6) is undertaken solely for undertaking Manufacturing Activities for or on behalf of Licensee; and

4.4.2

The Manufacturing Sublicensee shall not, by virtue of this Agreement, be granted any right or licence, either express or implied, under any patent or proprietary right vested in Lonza or otherwise, to use the System, the CDACF System, Lonza’s Intellectual Property Rights or the Product other than for undertaking Manufacturing Activities for or on behalf of Licensee. Licensee agrees to ensure that such Manufacturing Sublicensee shall not assign, transfer, further sublicense or otherwise make over the benefit or the burden of the rights granted to it pursuant to this Agreement; and

4.4.3

Prior to the grant of any Manufacturing Sublicence pursuant to this Clause 4, subject to Clause 4.4.4 below, Licensee shall obtain the written consent of Lonza (such consent not to be unreasonably withheld, conditioned or delayed) to the grant of such sublicence. It is agreed between the Parties that Lonza shall be considered to be reasonably withholding its consent if it holds commercial concerns as to protection of its Intellectual Property Rights and confidentiality should Lonza’s Intellectual Property Rights be sub-licensed to the proposed Manufacturing Sublicensee. The Licensee shall notify Lonza in writing within a period of five (5) business days of granting each Manufacturing Sublicence under this Agreement; and

4.4.4

Notwithstanding Clause 4.4.3, Lonza hereby grants its consent to the grant of a Manufacturing Sublicence by Licensee to Wuxi Biologics (Hong Kong) Limited of [***] (“Wuxi”), as a Third Party Manufacturer for the purposes of Clause 5.1.3 below (the “Pre-Approved CMO”). For the avoidance of doubt, such consent shall extend only to the manufacturing of Product on behalf of Licensee at Wuxi’s facilities located at [***], and Licensee shall notify Lonza in writing prior to the commencement of any such sublicence. In the event that the Pre-Approved CMO intends to carry out activities in any other location, this shall be subject to the prior written consent of Lonza in accordance with Clause 4.4.3 above; and

4.4.5

Within [***] days following termination or expiry of this Agreement or Licensee’s arrangements with any such Manufacturing Sublicensee (whichever occurs earlier), Licensee shall confirm in writing to Lonza that Transfected Cell Lines and Licensed Know-How (including materials provided to Manufacturing Sublicensee relating directly or indirectly to the System or the CDACF System) are destroyed and/or returned to Licensee.

General Licence Restrictions (Commercial Activities and Manufacturing Activities)

4.5

Any Manufacturing Sublicence or Commercial Activities Sublicence granted by Licensee shall be granted expressly subject to the terms of this Agreement, and it shall be Licensee’s responsibility to ensure the strict adherence by each Manufacturing Sublicensee and Commercial Activities Sublicensee hereunder to the terms and conditions of this Agreement. Licensee shall be responsible and liable for the acts or omissions of each Sublicensee herein and Licensee shall indemnify Lonza against all costs, expenses, claims, loss or damage incurred or suffered by Lonza, or for which Lonza may become liable arising out of any act or omission of any Sublicensee, including any product liability claim relating to Product manufactured, supplied or put into use by the Sublicensee.

4.6

Notwithstanding any other provision, Licensee shall not transfer the Cell Lines and/or Vectors to any Third Party without Lonza’s prior and express written consent, provided, however, that Licensee is allowed to transfer the Transfected Cell Lines to a Manufacturing Sublicensee for the purposes of and subject to Clause 4.4. Licensee shall not transfer any Licensed Know-How without prior written approval by Lonza, which shall only be granted to the extent strictly required for Manufacturing Activities.

4.7

Licensee hereby undertakes that it will neither reverse engineer nor make any modifications, adaptations or improvements to the System and/or the CDACF System and/or Transfected Cell Lines (including for the avoidance of doubt but not by way of limitation inserting alternate cell lines and/or vectors) without Lonza’s prior written consent, except and only to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation.

4.8

Licensee shall use the System only in accordance with the licences granted under Clause 4, and shall not use, cause the use of or permit to be used the System for any purpose not directly authorised by this Agreement.

4.9	The CDACF System may only be used in conjunction with the System and may not be used in conjunction with any other gene expression system or for any other purpose whatsoever.

4.10	The provisions of Clauses 4.1 to 4.9 shall continue to apply with respect to: (i) [***]; and (ii) [***].

4.11	No licence is granted save as expressly provided herein and no licence in addition thereto shall be deemed to have arisen or be implied by way of estoppel or otherwise.

Additional Licensee Obligations

4.12	Licensee shall notify Lonza within [***] of when Product changes its phase of clinical trial and/or when it is first offered for commercial sale.

4.13	Licensee shall obtain at its own expense all licences, permits and consents necessary for the provision of Product in the Territory.

4.14

Licensee acknowledges and agrees that the exercise of the licence granted to the Licensee under this Agreement is subject to all applicable laws, enactments, regulations and other similar instruments in the Territory, and the Licensee understands and agrees that it shall at all times be solely liable and responsible for such due observance and performance.

4.15

Licensee warrants that: (i) it has obtained all necessary rights and consents from Astellas to enter into this Agreement in respect of the Product and to exercise the Commercial Activities Licence and Manufacturing Activities Licence; and (ii) it shall immediately notify Lonza in writing in the event that such rights cease or Licensee is otherwise unable to exercise any rights granted under this Agreement.

5.	Payments

5.1

In consideration of the licences granted to Licensee pursuant to Clauses 4.1 and 4.3 above, and in consideration for the right to sublicence the rights granted by Clauses 4.1 and 4.3 (pursuant to Clauses 4.2 and 4.4 respectively), Licensee shall pay Lonza as follows:

5.1.1	in respect of Product manufactured by Lonza, a royalty of [***] of Net Sales;

5.1.2	where Licensee, Licensee’s Affiliate or Licensee’s Strategic Partner manufactures Product (whether for clinical or commercial purposes or otherwise):

5.1.2.1	a payment of [***] due annually during the course of this Agreement, and being first payable upon [***] and thereafter on each anniversary of such date; and

5.1.2.2	a royalty of [***] of Net Sales of Product.

5.1.3

where any person or entity other than Lonza, Licensee, Licensee’s Affiliate or Licensee’s Strategic Partner manufactures Product (whether for clinical or commercial purposes or otherwise) (“Third Party Manufacturer”):

5.1.3.1	a payment of [***] due annually during [***], and being first payable on [***]; and

5.1.3.2	a royalty of [***] of Net Sales of Product.

5.2

Any royalties due under this Clause 5 shall be required in each country of the world on a country-by-country basis until ten (10) years from the First Commercial Sale of the Product in that particular country (the “Royalty Term”). For the avoidance of doubt, upon expiration of a Royalty Term in any individual country, all other terms and conditions of this Agreement shall remain in full force and effect.

5.3	The provisions of this Clause 5 shall remain in effect notwithstanding termination or expiry of this Agreement until the settlement of all subsisting payments owed to Lonza by Licensee.

6.	Royalty Procedures

6.1

Licensee shall, and shall ensure that its Sublicensees keep true and accurate records and books of account containing all data necessary for the calculation of royalties payable to Lonza. Such records and books of account shall, upon reasonable notice having been given by Lonza (which in no event shall be less than [***] prior notice), be open at all reasonable times during regular business hours for inspection by independent auditors selected by Lonza and reasonably acceptable to Licensee for the sole purpose of verifying for Lonza the accuracy of all reports and payments made by Licensee hereunder. Such independent auditors shall agree to maintain the confidentiality of the information and materials disclosed during the audit. Such accounting firm shall disclose to Lonza only whether the reports are correct or not and the specific details concerning any discrepancies. No other information shall be shared by such accounting firm with Lonza. Any such audit shall be conducted in a manner that does not interfere unreasonably with the operations of Licensee’s business. Lonza may perform an audit [***]. Each audit shall begin upon the date specified by Lonza and shall be completed as soon as reasonably practicable. Lonza shall pay the costs of the independent auditors conducting such audit, unless the results of the audit reveal an underpayment of [***] or more by Licensee, in which case, Licensee shall pay the reasonable costs of the independent auditors. If an audit concludes that an overpayment or underpayment has occurred during the audited period, such payment shall be remitted by the Party responsible for such payment to the other Party within [***] after the date such auditor’s written report identifying the overpayment or underpayment is delivered to the Party responsible for such payment.

6.2

Licensee shall prepare a statement in respect of each calendar quarter which shall show for the immediately preceding quarter details of the sales of Product on a country by country basis, including a full list of all of the permitted deductions which have been applied by Licensee when calculating the Net Sales from the gross sales, and the royalty due and payable to Lonza thereon.

Such statement shall be submitted to Lonza within [***] after the end of the calendar quarter to which it relates, together with a remittance for the royalties due to Lonza to which Lonza shall issue a receipted invoice in return.

6.3	All sums due under this Agreement:

6.3.1	shall be [***].

6.3.2

are exclusive of any Value Added Tax or of any other applicable taxes, levies, imposts, duties and fees of whatever nature imposed by or under the authority of any government or public authority, and shall be paid by Licensee (other than taxes on Lonza’s income). [***]

6.4	To the extent that Licensee reports [***].

6.5

Where Lonza does not receive payment of any sum by the due date, interest shall accrue thereafter on the sum due and owing to Lonza at the rate of [***] per annum over the base rate from time to time of National Westminster Bank pie, interest to accrue on a day-to-day basis without prejudice to Lonza’s right to receive payment on the due date.

7.	Liability and Warranties

7.1

The Licensee hereby acknowledges: (i) this is a licence to the Licensed Know-How and not to any other Lonza Intellectual Property Rights; and (ii) that in order to exploit the rights granted herein the Licensee may require licences under Lonza patent rights or under Third Party patent rights (including those vested in Affiliates of Lonza) that may be infringed by the use by the Licensee of the rights licensed herein. It is hereby agreed that it shall be the Licensee’s responsibility to satisfy itself as to the need for such licences and if necessary to obtain such licences; provided that where any such patent rights vested in Lonza or its Affiliates would prevent the Licensee and its Sublicensees from operating the System as permitted by the terms of this Agreement, then such patent rights shall be automatically included within the Intellectual Property Rights licensed to Licensee hereunder.

7.2

Each Party (“Indemnifying Party”) shall indemnify and hold harmless the other Party and its Affiliates, and their respective officers, employees and agents (each an “Indemnified Party”) at all times in respect of any and all losses, damages, costs and expenses (collectively “Losses”) suffered or incurred as a result of any contractual, tortious or other claims or proceedings by Third Parties (collectively “Third Party Claims”) against Indemnified Party to the extent resulting from the Indemnifying Party’s breach of this Agreement, including breach of representations or warranties, violation of applicable law, negligence or wilful misconduct; provided that with respect to any Third Party Claim for which each Party is entitled hereunder to seek indemnification from the other Party, each Party as the Indemnifying Party shall indemnify the other Party for its Losses only to the extent of the Indemnifying Party’s relative responsibility for the facts underlying the Third Party Claim.

7.3

With respect to product liability claims or proceedings, the following shall apply: (a) except to the extent provided in (b) below, Licensee shall indemnify and hold harmless Lonza, its Affiliates and their respective officers, employees and agents at all times in respect of any and all Losses suffered or incurred as a result of any tortious claims or proceedings of death or bodily injury relating to the Product, and (b) Lonza shall indemnify and hold harmless Licensee, its Affiliates and their respective officers, employees and agents at all times in respect of any and all Losses suffered or incurred as a result of any tortious claims or proceedings of death or bodily injury relating to the Product to the extent such claims or proceedings result directly from defects in the Cell Lines and Vectors.

7.4

Any condition or warranty other than those relating to title which might otherwise be implied or incorporated within this Agreement by reason of statute or common law or otherwise is hereby expressly excluded.

7.5

EXCEPT FOR EITHER PARTY’S BREACH OF CLAUSE 8 HEREOF, SUBJECT TO CLAUSE 7.6, IN NO EVENT SHALL EITHER PARTY AND/OR THEIR RESPECTIVE AFFILIATES BE LIABLE TO THE OTHER PARTY, THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, EMPLOYEES AND AGENTS WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT WHETHER IN CONTRACT IN TORT IN NEGLIGENCE OR FOR BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY LOSS OF PROFITS, OR FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES.

7.6

Nothing in this Agreement shall exclude or limit the liability of either Party for fraud or for death or personal injury caused by its negligence or for wilful or deliberate breach of this Agreement or for any other liability that may not be limited or excluded as a matter of law.

8.	Confidentiality

8.1

Licensee expressly acknowledges that Confidential Information disclosed by Lonza pursuant to this Agreement is supplied in circumstances imparting an obligation of confidence and Licensee shall keep such Confidential Information secure, secret and confidential and undertakes to respect Lonza’s proprietary rights therein and to use the same for the sole purpose of this Agreement and not during the period of this Agreement or at any time for any reason whatsoever to disclose, cause or permit to be disclosed such Confidential Information to any Third Party other than its Sublicensee hereunder for use in accordance with and subject to the terms of this Agreement. Licensee shall procure that only its employees and employees of its Sublicensee hereunder shall have access to Confidential Information and then only on a need to know basis and that all such employees shall be informed of their secret and confidential nature and shall be subject to the same obligations as Licensee and its Sublicensee hereunder pursuant to this Clause 8.1.

8.2

Lonza expressly acknowledges and undertakes that any Confidential Information disclosed by the Licensee to Lonza pursuant to this Agreement is disclosed in circumstances imparting an obligation of confidence and Lonza shall keep such Licensee’s Confidential Information secure, secret and confidential and undertakes to respect Licensee’s proprietary rights therein and to use the same for the sole purpose of this Agreement and not during the period of this Agreement or at any time for any reason whatsoever disclose and/or cause and/or permit to be disclosed such Licensee’s Confidential Information to any Third Party.

8.3

Each Party will restrict the disclosure of the terms of this Agreement to such officers, employees, [***] and consultants of itself and its Affiliates (“Representatives”) who have been informed of the confidential nature of the same and who have a need to know such terms. Prior to disclosure to such persons, the disclosing Party shall bind its and its Affiliates’ Representatives to confidentiality and non-use obligations no less stringent than those set forth herein. The receiving Party shall notify the disclosing Party as promptly as practicable of any unauthorized use or disclosure. To the extent that either Party wishes to disclose any other Confidential Information to any of its Representatives, save as expressly permitted by this Clause 8, this shall be subject to obtaining the prior written consent of the other Party.

8.4	The obligations of confidence referred to in this Clause 8 shall not extend to any information which the receiving Party demonstrates:

8.4.1	is or shall become generally available to the public otherwise than by reason of a breach by the recipient Party of such information of the provisions of this Clause 8;

8.4.2	is known to the recipient Party of such information and is at its free disposal prior to its receipt from the other;

8.4.3	is subsequently disclosed to the recipient Party without obligations of confidence by a Third Party owing no such obligation of confidentiality to the disclosing Party; or

8.4.4

can be demonstrated by competent written evidence as having been independently developed by the recipient of the information in question without access to or use or knowledge of the information of the disclosing Party.

8.5

Notwithstanding the foregoing it is acknowledged between the Parties that Lonza or Licensee may be required to disclose Confidential Information to a government agency for the purpose of any statutory, regulatory or similar legislative requirement applicable to the production of Product, or to a court of law or to meet the requirements of any Stock Exchange to which the Parties may be subject. In such circumstances the disclosing Party will inform the other Party prior to disclosure being made as to the nature of the required disclosure, shall only make the disclosure to the extent legally required and shall seek to impose obligations of secrecy wherever possible. Notwithstanding such disclosure such Confidential Information shall otherwise remain subject to this Clause 8.

8.6

Each Party expressly agrees that any breach or threatened breach of the undertakings of confidentiality provided hereunder by a Party may cause irreparable harm to the other Party (“Non-Breaching Party”) and that money damages may not provide a sufficient remedy to the Non-Breaching Party for any breach or threatened breach. In the event of any breach and/or threatened breach, then in addition to all other remedies available at law or in equity, the Non-Breaching Party shall be entitled to seek injunctive relief and any other relief deemed appropriate by the Non-Breaching Party.

9.	Intellectual Property Enforcement

9.1

Lonza hereby undertakes and agrees that at its own cost and expense it will pursue, as determined by Lonza in its commercially reasonable discretion, all necessary actions against any Third Party that Lonza reasonably believes is infringing, misappropriating or violating any Lonza Intellectual Property Rights.

9.2

Licensee shall promptly notify Lonza in writing of any infringement or improper or unlawful use of or of any challenge to the validity of the Licensed Know-How. Lonza undertakes and agrees to take all such steps and proceedings and to do all other acts and things as may in Lonza’s sole discretion be necessary to restrain any such infringement or improper or unlawful use or to defend such challenge to validity and Licensee shall permit Lonza to have the sole conduct of any such steps and proceedings including the right to settle them whether or not Licensee is a party to them.

10.	Term and Termination

10.1

This Agreement shall commence on the Effective Date and shall continue in full force and effect in each country of the world for an indefinite period of time unless terminated earlier in accordance with the provisions of this Clause 10 or Clause 13.

10.2	Licensee may terminate this Agreement by giving [***] days’ notice in writing to Lonza.

10.3	Either Lonza or Licensee may terminate this Agreement forthwith by notice in writing to the other upon the occurrence of any of the following events:

10.3.1

if the other commits a material breach of this Agreement which is irremediable or (in the case of a breach capable of remedy) shall not have been remedied within [***] of the receipt by the other of a notice identifying the breach and requiring its remedy; or

10.3.2

if the other is unable to pay its debts or enters into compulsory or voluntary liquidation (other than for the purpose of effecting a reconstruction or amalgamation in such manner that the company resulting from such reconstruction or amalgamation if a different legal entity shall agree to be bound by and assume the obligations of the relevant Party under this Agreement) or compounds with or convenes a meeting of its creditors or has a receiver or administrator appointed over all or any part of its assets or takes or suffers any similar action in consequence of a debt, or ceases for any reason to carry on business.

10.4

Without prejudice to any rights that have accrued under this Agreement or any of its rights or remedies, Lonza may terminate this Agreement immediately by giving written notice to Licensee if the Licensee contests the secret or substantial nature of the Licensed Know-How.

10.5

If this Agreement expires or is terminated for any reason any and all licences and sublicences granted hereunder shall terminate with effect from the date of termination and Licensee shall destroy (or otherwise procure the destruction of) all System Materials, Transfected Cell Lines and Product and all Confidential Information which is provided by Lonza (including all Know-How, all System Know-How and all CDACF System Know-How) forthwith and shall certify such destruction immediately thereafter in writing to Lonza; provided, however, that the Licensee and Sublicensees shall have the right to sell or otherwise dispose of all Product then on hand, subject to the payment of royalties and the other terms of this Agreement.

10.6

Termination for whatever reason or expiration of this Agreement shall not affect the accrued rights of the Parties arising in any way out of this Agreement as at the date of termination. The right to recover damages against the other and all provisions which are expressed to survive this Agreement shall remain in full force and effect.

10.7

The terms of Clauses 3, 4.5 to 4.9 (subject always to the consequences of termination in Clause 10.5), 5, 6, 7, 8, 10, 11 and 12 shall survive expiration or termination of this Agreement for whatever reason.

11.	Assignment

11.1

Subject to Licensee’s rights to sublicence in accordance with Clause 4 and subject to Clauses 11.2 and 11.3 below, neither Party shall be entitled to assign, transfer, charge or in any way make over the benefit and/or the burden of this Agreement without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed).

11.2

Lonza shall be entitled without the prior written consent of the Licensee to assign, transfer, charge, sub-contract, deal with or in any other manner make over the benefit and/or burden of this Agreement (i) to an Affiliate or (ii) to any joint venture company of which Lonza is the beneficial owner of at least [***] of the issued share capital thereof or (iii) to any company with which Lonza may merge or (iv) to any company to which Lonza may transfer its assets and undertaking.

11.3

Licensee shall be entitled, without the prior written consent of Lonza (but on giving prior written notice), to assign and transfer the benefit and/or burden of this Agreement in its entirety to [***].

11.4

This Agreement shall be binding upon the successors and assigns of the parties and the name of a Party appearing herein shall be deemed to include the names of its successors and assigns provided always that nothing herein shall permit any assignment by either Party except as expressly provided herein.

12.	Governing Law and Dispute Resolution

12.1	This Agreement shall be governed by and construed in accordance with the laws of England and Wales.

12.2

Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the London Court of International Arbitration (LCIA) Rules, which Rules are deemed to be incorporated by reference into this Clause, by a panel of three (3) arbitrators appointed in accordance with the said Rules. The seat, or legal place of arbitration shall be London, England and the arbitration shall be conducted in the English language. The arbitrator’s award shall be final and binding.

13.	Force Majeure

Neither Party shall be in breach of this Agreement if there is any total or partial failure of performance by it of its duties and obligations under this Agreement occasioned by any act of God (including without limitation, fire), act of government or state, war, civil commotion, insurrection, embargo, epidemic, terrorism or earthquake, prevention from or hindrance in obtaining any raw materials, energy or other supplies, labour disputes of whatever nature and any other reason beyond the control of that Party. If that Party is unable to perform its duties and obligations under this Agreement as a direct result of the effect of one of the reasons set out in this Clause 13 such Party shall give written notice to the other of such inability stating the reason in question. The operation of this Agreement shall be suspended during the period (and only during the period) in which the reason continues. Forthwith upon the reason ceasing to exist the Party relying upon it shall give written notice to the other of this fact. If the reason continues for a period of more than [***] and substantially affects the commercial basis of this Agreement the Party not claiming under this Clause 13 shall have the right to terminate this Agreement by giving written notice of such termination to the other Party.

14.	Illegality

14.1

If any provision or term of this Agreement or any part thereof shall become or be declared illegal, invalid or unenforceable for any reason whatsoever including but without limitation by reason of the provisions of any legislation or other provisions having the force of law or by reason of any decision of any Court or other body or authority having jurisdiction over the Parties or this Agreement (including the EC Commission or the European Court of Justice, to the extent applicable):

14.1.1	such provision shall, so far as it is illegal, invalid or unenforceable, be given no effect by the Parties and shall be deemed not to be included in this Agreement;

14.1.2	the other provisions of this Agreement shall be binding on the Parties as if such provision was not included therein; and

14.1.3

the Parties agree to negotiate in good faith to amend such provision to the extent possible for incorporation herein in such reasonable manner as most closely achieves the intention of the Parties without rendering such provision invalid or unenforceable.

15.	Miscellaneous

15.1

This Agreement embodies and sets forth the entire agreement and understanding of the Parties and supersedes all prior oral and written agreements, representations, misrepresentations (where innocently or negligently made), understandings or arrangements relating to the subject matter of this Agreement (“Understandings”). Neither Party shall be entitled to rely on any Understandings which are not expressly set forth in this Agreement.

15.2	This Agreement shall not be amended, modified, varied or supplemented except in writing signed by duly authorised representatives of the Parties.

15.3

No failure or delay on the part of either Party to exercise any right or remedy under this Agreement shall be construed or operated as a waiver thereof nor shall any single or partial exercise of any right or remedy under this Agreement preclude the exercise of any other right or remedy or preclude the further exercise of such right or remedy as the case may be. The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

15.4

Except as required by law, the text of any press release or other communication to be published by or in the media whether of a scientific nature or otherwise and concerning this Agreement (or Lonza’s System and/or CDACF System) shall require the prior written approval of Lonza and Licensee.

15.5	Each of the Parties shall be responsible for its respective legal and other costs incurred in relation to the preparation of this Agreement.

15.6

The Parties do not intend that any term hereof should be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999, or by any other statute or common-law principle, by any person who is not a party to this Agreement.

16.	Notice

16.1

Any notice or other document to be given under this Agreement shall be in writing and shall be deemed to have been duly given if sent by registered post or by a reputable overnight courier or by email to a Party or delivered in person to a Party at the address set out below for such Party or such other address as the Party may from time to time designate by written notice to the other(s):

Address of Lonza

Lonza Sales AG, Muenchensteinerstrasse 38 CH-4002, Basel, Switzerland

With a copy to:   Lonza Biologics Pie

     228 Bath Road, Slough, Berkshire SL1 4DX

     Email: [***]

     For the attention of [***]

Address of Licensee

Upstream Bio Inc.,

Care of: Maruho Hatsujyo Innovations, 55 Accord Park Drive, Norwell, MA 02061, USA

Email: [***]

For the attention of [***]

16.2

All such notices and documents shall be in the English language. Any such notice or other document shall be deemed to have been received by the addressee [***] following the date of dispatch of the notice or other document by post or, where the notice or other document is delivered by hand, at the time of such delivery or if by email simultaneously with the transmission. To prove the giving of a notice or other document it shall be sufficient to show that it was dispatched.

AS WITNESS the hands of the duly authorised representatives of the Parties hereto

Signed for and on behalf of LONZA SALES AG	[***] [***]	TITLE

Signed for and on behalf of LONZA SALES AG	[***] [***]	TITLE

Signed for and on behalf of UPSTREAM BIO INC.	/s/ Eran Perry President	TITLE

APPENDIX 1

CDACF BASE POWDERS

[***]

APPENDIX 2

CDACF SUPPLEMENTS, MEDIA AND FEEDS

[***]

APPENDIX 3

CDACF SYSTEM KNOW-HOW

[***]

APPENDIX 4:

VECTORS

[***]

AMENDMENT No. 1

to

LICENCE AGREEMENT

dated

21 October 2021

between

LONZA SALES AG

and

UPSTREAM BIO INC

THIS AMENDMENT No. 1 is made on the Mar 18, 2022 (the “Amendment No. 1 Effective Date”)

BETWEEN

LONZA SALES AG incorporated in Switzerland with a place of business at Muenchensteinerstrasse 38 CH-4002 Basel, Switzerland (“Lonza”)

and

UPSTREAM BIO INC. incorporated and registered in Delaware, USA whose registered office is at Care of: Maruho Hatsujyo Innovations, 175 Washington Street, Norwell, MA 02061 (“Licensee”)

The Licensee and Lonza shall hereinafter jointly be referred to as the “Parties” and individually as the “Party”.

WHEREAS

A.

Lonza and Licensee entered into a licence agreement dated 21 October 2021 (the “Agreement”), pursuant to which Lonza licensed certain Intellectual Property Rights to permit Licensee to use the System and/or CDACF System for the commercial exploitation of the Product (such terms as defined therein);

B.	Licensee has purchased limited quantities of an Anti-mouse TSLPR antibody from Astellas Pharma Inc (“Astellas”) and wishes to use this material for research purposes in relation to the Product;

C.	Licensee and Lonza accordingly now wish to amend the terms of the Agreement.

NOW THEREFORE in consideration of the mutual promises and covenants contained herein and other good and valuable consideration the sufficiency of which is acknowledged, it is hereby agreed by and between the Parties to amend the Agreement as follows:

1.	The words and phrases defined in the Agreement shall have the same meanings when used in this Amendment No. 1.

2.	A new definition of “Anti-mouse TSLPR Antibody” shall be inserted into Clause 1 of the Agreement as follows:

1.1.1A	“Anti-mouse TSLPR Antibody” means the mouse antibody produced under the terms of the Research Evaluation Agreement dated 29 October 2007 between Lonza and Astellas Pharma Inc (“Astellas”).

3.	Clause 4.3 of the Agreement shall be deleted in its entirety and replaced as follows:

“4.3

Lonza hereby grants to Licensee on the Effective Date a non-exclusive licence under the System, and CDACF System (with the right to sublicence, subject to Clause 4.4 below) to use, develop, research (solely as permitted pursuant to Clause 4.3A below) and manufacture Product at Licensee’s premises (with such nominated location to be notified to Lonza and approved by Lonza in writing once it is set up), or such other premises notified in writing by Licensee and approved by Lonza under the terms of this Agreement (“Manufacturing Activities”)”.

4.	A new Clause 4.3A shall be inserted into the Agreement as follows:

“4.3A

In connection with the Manufacturing Activities licence granted pursuant to Clause 4.3 above, Licensee shall be permitted to use the Anti-mouse TSLPR Antibody for research use, solely in respect of the Product itself (and excluding, for the avoidance of doubt, any wider research use relating to the System or CDACF System). Licensee further acknowledges and agrees that: (i) any use of the Anti-mouse TSLPR Antibody shall be at the sole risk of Licensee; (ii) it has obtained all rights and permissions from Astellas necessary to use such Anti-mouse TSLPR Antibody for the Product; and (iii) to the fullest extent permitted by law, Lonza does not accept any liability or responsibility in connection with Licensee’s use of the Anti-mouse TSLPR Antibody.”

5.	Save as herein provided all other terms and conditions of the Agreement shall remain in full force and effect.

AS WITNESS whereof the parties have caused this Amendment No. 1 to be executed by the duly authorized representatives of the parties hereto the day and year first before written.

Signed for and on behalf of LONZA SALES AG	[***] [***] [***]	NAME TITLE

Signed for and on behalf of LONZA SALES AG	[***] [***] [***]	NAME TITLE

Signed for and on behalf of UPSTREAM BIO INC	/s/ Adam Houghton Adam Houghton Chief Business Officer	NAME TITLE

AMENDMENT No. 2

To

LICENCE AGREEMENT

dated

21 October 2021

between

LONZA SALES AG

and

UPSTREAM BIO INC

THIS AMENDMENT No. 2 is made on the day of Apr 19, 2022 (the “Amendment No. 2 Effective Date”)

BETWEEN

LONZA SALES AG incorporated in Switzerland with a place of business at Muenchensteinerstrasse 38 CH-4002 Basel, Switzerland (“Lonza”)

and

UPSTREAM BIO INC. incorporated and registered in Delaware, USA whose registered office is at Care of: Maruho Hatsujyo Innovations, 175 Washington Street, Norwell, MA 02061 (“Licensee”)

The Licensee and Lonza shall hereinafter jointly be referred to as the “Parties” and individually as the “Party”.

WHEREAS

A.

Lonza and Licensee entered into a licence agreement dated 21 October 2021, as amended (the “Agreement”), pursuant to which Lonza licensed certain Intellectual Property Rights to permit Licensee to use the System and/or CDACF System for the commercial exploitation of the Product (such terms as defined therein);

B.	Licensee wishes to obtain Lonza’s consent to extend the Manufacturing Sublicence permissions to certain other pre-approved Wuxi locations, pursuant to Clauses 4.4.3 and 4.4.4 of the Agreement;

C.	Licensee and Lonza accordingly now wish to amend the terms of the Agreement.

NOW THEREFORE in consideration of the mutual promises and covenants contained herein and other good and valuable consideration the sufficiency of which is acknowledged, it is hereby agreed by and between the Parties to amend the Agreement as follows, with effect from the Amendment No. 2 Effective Date:

1.	The words and phrases defined in the Agreement shall have the same meanings when used in this Amendment No. 2.

2.	Clause 4.4.4 of the Agreement shall be deleted in its entirety and replaced as follows:

“4.4.4

Notwithstanding Clause 4.4.3, Lonza hereby grants its consent to the grant of a Manufacturing Sublicence by Licensee to Wuxi (as set out in Appendix 5) (“Wuxi”), in each case as a Third Party Manufacturer for the purposes of Clause 5.1.3 below (the “Pre-Approved CMO”). For the avoidance of doubt, such consent shall extend only to the manufacturing of Product on behalf of Licensee at the Pre-Approved CMO’s facilities set out in Appendix 5, and Licensee shall notify Lonza in writing prior to the commencement of any such sublicence. In the event that the Pre-Approved CMO intends to carry out activities in any other location, this shall be subject to the prior written consent of Lonza in accordance with Clause 4.4.3 above and the Parties shall formally update Appendix 5; and”

3.	A new Appendix 5 (with a list of the Pre-Approved CMO entities and facilities) shall be inserted into the Agreement in the form annexed to this Amendment No. 2.

4.	Save as herein provided all other terms and conditions of the Agreement shall remain in full force and effect.

1

AS WITNESS whereof the Parties have caused this Amendment No. 2 to be executed by the duly authorized representatives of the Parties hereto the day and year first before written.

Signed for and on behalf of LONZA SALES AG	[***] [***] [***]	NAME TITLE

Signed for and on behalf of LONZA SALES AG	[***] [***] [***]	NAME TITLE

Signed for and on behalf of UPSTREAM BIO INC	/s/ Adam Houghton Adam Houghton Chief Business Officer	NAME TITLE

APPENDIX 5:

PRE-APPROVED CMO

[***]